Exhibit 3.4

COMPOSITE

LIMITED LIABILITY COMPANY AGREEMENT

OF

GREAT LAKES DREDGE & DOCK COMPANY, LLC,

a Delaware limited liability company

(as of November 28, 2016)

COMPOSITE

LIMITED LIABILITY COMPANY AGREEMENT

OF

GREAT LAKES DREDGE & DOCK COMPANY, LLC

(as of November 28, 2016)

ARTICLE I

THE COMPANY

Section 1.1    Organization. The Member hereby agrees to form a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The Member shall be deemed admitted as a member of the Company upon its execution of this Agreement.

Section 1.2    Company Name. The name of the limited liability company formed hereby shall be “Great Lakes Dredge & Dock Company, LLC” and all business of the Company shall be conducted in such name or such other name as the Board of Managers shall determine. The Company shall hold all of its property in the name of the Company and not in the name of the Member.

Section 1.3    Purpose. The purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act and to do any and all acts and things which may be necessary or incidental to the foregoing, the promotion or conduct of the business of the Company or the maintenance and improvement of its property.

Section 1.4    Powers. The Company shall possess and may exercise all the powers and privileges granted by the Act, all other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of the Company.

Section 1.5    Principal Place of Business. The principal place of business of the Company shall be 2122 York Road, Oak Brook, Illinois 60523 or at such other location as may be designated by the Member from time to time.

Section 1.6    Term. The term of the Company shall be perpetual unless and until the Company is dissolved by the Member or as set forth herein. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation of the Company (the “Certificate”) in the manner required by the Act.

Section 1.7    Filings; Agent for Service of Process.

(a)    The Certificate has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Board of Managers shall take any and all actions reasonably necessary to perfect and maintain the status of the Company under the laws of the State of Delaware. Any officer of the Company may execute and file amendments to the Certificate whenever required by the Act.

(b)     Any officer of the Company may execute and file such forms or certificates and may take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.

(c)     The initial registered agent for service of process on the Company in the State of Delaware, and the address of such registered agent, shall be the agent for service of process set forth in the Certificate. The Board of Managers may change the registered agent and appoint successor registered agents.

(d)     Upon the dissolution and completion of winding up of the Company, the Managers (or, in the event no Manager is then serving, the person responsible for winding up and dissolution of the Company pursuant to Article VI hereof) shall promptly execute and file a certificate of cancellation of the Certificate in accordance with the Act and such other documents as may be required by the laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed articles.

Section 1.8    Reservation of Other Business Opportunities. Except and solely to the extent that any business opportunities of the Member are actually exploited by the Company, no business opportunities of the Member shall be deemed the property of the Company. The Member may engage in or possess an interest in any other business venture, independently or with others, of any nature or description, even if such venture or opportunity is in direct competition with the business of the Company; and the Company shall have no rights by virtue hereof in or to such other business ventures, or to the income or profits derived therefrom.

ARTICLE II

MANAGEMENT AND MEMBERSHIP

Section 2.1    Management of Company. The business and affairs of the Company shall be managed under the direction and by the approval of the Member. The Member hereby delegates this right and authority to manage and direct the management of the business and affairs of the Company and to make all decisions to be made by or on behalf of the Company to a Board of Managers as are appointed herein (the “Managers” and each, a “Manager”). Subject to the specific allocation of powers to the officers herein, the Member hereby delegates to the Managers all power and authority to manage, and direct the management, business and affairs of, and to make all decisions to be made by, the Company. The powers of the Board of Managers shall include all powers, statutory or otherwise, possessed by or permitted to managers of a limited liability company under the laws of the State of Delaware. Approval by, consent of or action taken by the Board of Managers in accordance with authority granted by or under this Agreement shall constitute approval or action by the Company and shall be binding on the Company. The Board of Managers shall initially consist of three (3) Managers and thereafter shall consist of such number of Managers as the Board of Managers or the Member shall from time to time designate; provided, however, that the number of Managers shall not be less than one nor more than fifteen at any time. The initial Board of Managers shall be as follows:

Douglas B. Mackie

Deborah A. Wensel

Leslie A. Braun

Any Person dealing with the Company shall be entitled to rely on a certificate or any writing signed by the Managers as the duly authorized action of the Company. Notwithstanding any other provision herein and to ensure that the Company shall remain eligible to document vessels under the flag of the United States with coastwise endorsements, no more of the Managers may be non-citizens of the United States than a minority of the number necessary to constitute a quorum for the transaction of business at a meeting of the Board of Managers (as determined pursuant to Section 2.7).

Section 2.2    Election; Term of Office; Resignation; Removal; Vacancies. Each Manager shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any Manager may resign at any time upon written notice to the Company directed to the Board of Managers or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any Manager or the entire Board of Managers may be removed, with or without cause, by the vote of the Member. Unless otherwise provided by the Certificate, vacancies and newly created Manager positions resulting from any increase in the authorized number of Managers may be filled only by the Member.

Section 2.3    Regular Meetings. Regular meetings of the Board of Managers shall be held at such dates, times and places either within or without the State of Delaware as the Managers shall from time to time determine.

Section 2.4    Special Meetings. Special meetings of the Board of Managers may be called at any time by the President or by a majority of the Managers. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be fixed by the person or persons calling the meeting.

Section 2.5    Notice of Meetings. Written notice of each meeting of the Board of Managers shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least forty-eight hours in advance of the meeting to each Manager. Notice may be given personally or by letter or facsimile. If notice is given by mail or by facsimile, notice shall be deemed to have been given when deposited in the United States mail or transmitted by facsimile, as the case may be.

Section 2.6    Telephonic Meetings Permitted. Members of the Board of Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Agreement shall constitute presence in person at such meeting.

Section 2.7    Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Managers, the presence of at least a majority of the then duly elected Managers shall constitute a quorum for the transaction of business; provided, however that no more than a minority of such Managers constituting a quorum may be non-citizens of the United States. The vote of a majority of the Managers present at a meeting at which a quorum is present (regardless of the number of Managers present at a meeting at which a quorum is present) shall be the act of the Board of Managers, unless the vote of a greater number is required by law or the Certificate. If at any meeting of the Managers a quorum shall not be present, a majority of the Managers present may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

Section 2.8    Organization. Meetings of the Board of Managers shall be presided over by the President, or in his or her absence by a Vice-President chosen at the meeting in accordance with Section 3.8. The Secretary shall act as secretary of the meeting, or in his or her absence an Assistant Secretary, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9    Written Consent. Any action requiring the vote, consent, approval or action of the Member may be taken by a consent in writing, setting forth the action so taken, by the Member. Any action requiring the vote, consent, approval or action of the Board of Managers may be taken by a consent in writing, setting forth the action so taken, by a majority of the then duly elected Managers.

Section 2.10     Compensation. No salary shall be paid to the Member for its duties set forth hereunder. By resolution of the Board of Managers, the Managers may be paid their expenses, if any, of attendance at each meeting of the Board of Managers, and may be paid a fixed sum for attendance at each meeting of the Board of Managers or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

Section 2.11    Resignation. Subject to Section 6.1, the Member may resign from the Company.

Section 2.12     Transfer of Interest. The Member may transfer or assign all or a portion of its interest in the Company. Upon a transfer of the Member’s entire interest in the Company, such transferee or assignee shall become the “Member” for all purposes of this Agreement. Upon a transfer or assignment of less than the Member’s entire interest, the Company, the Member and such transferee or assignee shall amend this Agreement to reflect such transfer or assignment, or if the terms of such an amendment shall not be agreed upon, the transferring Member may elect to dissolve the Company in its sole discretion.

Section 2.13    Limited Liability.

(a)    Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member, Managers and officers shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, Manager or officer of the Company.

(b)    To the extent that at law or in equity, the Member, Managers or officers shall have duties (including fiduciary duties) and liabilities to the Company, such duties and liabilities may be restricted by provisions of this Agreement. The Member, Managers and officers shall not be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Member, Manager or officer by this Agreement.

(c)    The Member, Managers and officers shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to the matters the Member, Managers or officers reasonably believe are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(d)    Any repeal or modification of this Section 2.13 shall not adversely affect any right or protection of the Member, Managers and officers existing prior to such repeal or modification.

Section 2.14    Indemnification.

(a)     The Company shall indemnify and hold harmless the Member and each of its respective affiliates, officers, directors, shareholders, agents or employees (the “Indemnified Parties”) from and against any loss, expense, damage or injury suffered or sustained by the Indemnified Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Indemnified Party; and provided further that such Indemnified Party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in the best interests of the Company. Such indemnification shall be made only to the extent of the assets of the Company.

(b)     To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Party (or any of them) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party (or any of them) to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section 2.14.

ARTICLE III

OFFICERS AND LIABILITY

Section 3.1    Officers. The officers of the Company shall be chosen by the Board of Managers and shall be a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Managers), a Secretary, a Treasurer, and other officers and assistant officers as may be deemed necessary or desirable by the Board of Managers; provided, however, that only U.S. citizens may be appointed as President, Chief Executive Officer or any other position which has the sole power to dispose of vessels. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate or this Agreement. The officers of the Company need not be members of the Company nor need such officers be Managers of the Company. In its discretion, the Board of Managers may choose not to fill any office for any period as it may deem advisable.

Section 3.2    Term of Office; Resignation; Removal; Vacancies. The Board of Managers shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Company directed to the Board of Managers and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Managers may remove any officer or agent with or without cause at any time by the affirmative vote of a majority of the Board of Managers. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Company, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board of Managers.

Section 3.3    Powers and Duties. The officers of the Company shall have such powers and duties in the management of the Company as shall be stated in this Agreement or in a resolution of the Board of Managers which is not inconsistent with this Agreement and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Managers.

Section 3.4    President. The President shall preside at all meetings of the Board of Managers at which he or she is present, subject to the powers of the Board of Managers. The President shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the Board of Managers or as may be provided in this Agreement. No person may serve as President unless that person is a citizen of the United States.

Section 3.5    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company; shall, in the absence of the President, preside at all meetings of the Board of Managers at which he or she is present; subject to the powers of the Board of Managers and the President, shall have general charge of the business, affairs and property of the Company, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Managers are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Managers, the President or as may be provided in this Agreement. Notwithstanding anything to the contrary herein and unless otherwise required by law or determined by the Board of Managers, the positions of President and Chief Executive Officer shall be held by the same individual. No person may serve as Chief Executive Officer unless that person is a citizen of the United States.

Section 3.6    Chief Operating Officer. The Chief Operating Officer of the Company, subject to the powers of the Board of Managers, shall have general and active management of the business of the Company under the direction of the President and the Chief Executive Officer; and shall see that all orders and resolutions of the Board of Managers are carried into effect. The Chief Operating Officer shall have such other powers and perform such other duties as may be prescribed by the President or the Board of Managers or as may be provided in this Agreement.

Section 3.7    Chief Financial Officer. The Chief Financial Officer of the Company shall, under the direction of the Board of Managers and the President, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the President or the Board of Managers or as may be provided by this Agreement.

Section 3.8    Vice Presidents. Any Vice-President who is a citizen of the United States in the order determined by the Board of Managers or by the President shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Managers, the President or this Agreement may, from time to time, prescribe.

Section 3.9    Secretary and the Assistant Secretaries. The Secretary shall attend all meetings of the Board of Managers, all meetings of the committees thereof and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by this Agreement or by law; and shall have such powers and perform such duties as the Board of Managers, the President or this Agreement may, from time to time, prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Managers, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Managers, the President, or Secretary may, from time to time, prescribe.

Section 3.10    Treasurer and Assistant Treasurer. The Treasurer shall, subject to the authority of the Chief Financial Officer, have the custody of the limited liability company funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; shall deposit all monies and other valuable effects in the name and to the credit of the Company as may be ordered by the Board of Managers; shall cause the funds of the Company to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the President and the Board of Managers, at its regular meeting or when the Board of Managers so requires, an account of the Company; and shall have such powers and perform such duties as the Board of Managers, the President, the Chief Financial Officer or this Agreement may, from time to time, prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Managers, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Managers, the President, the Chief Financial Officer or Treasurer may, from time to time, prescribe.

Section 3.11    Other Officers; Security. The other officers, if any, of the Company shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Managers shall from time to time delegate to each such officer. The Board of Managers may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his or her duties.

Section 3.12    Compensation of Officers. The salaries of the officers shall be fixed from time to time by the Board of Managers and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Manager.

Section 3.13    Books and Records. The Secretary shall keep proper and usual books and records pertaining to the business of the Company. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware, as the Secretary shall from time to time determine.

ARTICLE IV

INDEMNIFICATION OF OFFICERS, MANAGERS AND OTHERS

Section 4.1    Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Manager or officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan and whether the basis of such proceeding is alleged action in an official capacity as a Manager, director, officer, employee or agent or in any other capacity while serving as a Manager, director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person and judgments, fines and amounts paid in settlement in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 4.2, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Managers of the Company. The right to indemnification conferred in this

Article IV shall be a contract right and, subject to Sections 4.2 and 4.5, shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company may, by action of the Board of Managers, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of Managers and officers.

Section 4.2    Procedure for Indemnification of Managers and Officers. Any indemnification of a Manager or officer of the Company under Section 4.1 or advance of expenses under Section 4.5 shall be made promptly, and in any event within thirty (30) days, upon the written request of the Manager or officer; provided, however, that no payment of any indemnification claims shall be made prior to the approval of such payment by the Board of Managers. If a determination by the Company that the Manager or officer is entitled to indemnification pursuant to this Article IV is required, and the Company fails to respond within sixty (60) days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article IV shall be enforceable by the Manager or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. If shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company. Neither the failure of the Company (including its Board of Managers, independent legal counsel, or its Member) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Board of Managers, independent legal counsel, or the Member) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.3    Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, this Agreement, agreement, vote of the Member or disinterested Managers or otherwise.

Section 4.4    Insurance. The Company may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a Manager, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article IV.

Section 4.5    Expenses. Unless otherwise determined by the Board of Managers in a specific case, expenses incurred by any person described in Section 4.1 in defending a proceeding shall be paid by the Company in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the Manager or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Managers deems appropriate.

Section 4.6    Employees and Agents. Persons who are not covered by the foregoing provisions of this Article IV and who are or were employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Managers.

Section 4.7    Contract Rights. The provisions of this Article IV shall be deemed to be a contract right between the Company and each Manager or officer who serves in any such capacity at any time while this Article IV and the relevant provisions of the Act or any other applicable law are in effect, and any repeal or modification of this Article IV or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 4.8    Merger or Consolidation. For purposes of this Article IV, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, and employees or agents, so that any person who is or was a manager, director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IV with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.

ARTICLE V

FISCAL MATTERS

Section 5.1    Deposits. All funds of the Company shall be deposited in an account or accounts in such banks, trust companies or other depositories as the President or Chief Financial Officer may select.

Section 5.2    Financial Records. All financial records shall be maintained and reported using United States generally accepted accounting principles, consistently applied.

Section 5.3    Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by the Managers.

Section 5.4    Agreements, Consents, Checks, Etc. All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or those persons authorized from time to time by the President or the Board of Managers.

Section 5.5    Transactions with the Member. Except as provided in the Act, the Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and has the same rights and obligations with respect to any such matter as a person who is not the Member.

Section 5.6    Contribution.

(a)    The initial contribution of the Member is specified on Exhibit A and shall be deemed made upon the execution by the Member of this Agreement. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided herein.

(b)    The Member may make additional contributions at any time. Except to the extent of any outstanding commitment of the Member to make a contribution, the Member shall not be obligated to make any additional contributions. The Member shall adjust the contribution reflected on Exhibit A at any time when the Member makes or promises to make a contribution to the Company.

(c)    To the fullest extent permitted by the Act, the Member may revoke and extinguish any obligation to make any contribution hereunder by adjusting the contribution reflected on Exhibit A so as to subtract and remove any portion of the total contribution reflected thereon attributable to the contribution obligation being extinguished.

Section 5.7    Distributions. The Company may make distributions as determined by the Board of Managers from time to time in accordance with this Agreement; provided, however, that no distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of the liabilities of the Company and such distribution does not violate the Act or other applicable law. The Member may, at its sole discretion, elect to receive a distribution from assets other than cash.

ARTICLE VI

LIQUIDATION

Section 6.1    Liquidating Events. The Company shall dissolve and commence winding up and liquidation only upon the first to occur of any of the following (“Liquidation Events”):

(a)    the sale of all or substantially all of the property of the Company;

(b)    the resignation of the Member or any other event that causes the last remaining member of the Company to cease to be a member of the Company, unless the business of the Company is continued in a manner permitted by the Act; or

(c)    the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

Section 6.2    Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Member. The Member, Managers and officers shall not take any action which is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managers shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent, conditional or unmatured obligations of the Company, in the following order:

(a)    first, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to creditors other than the Member;

(b)    second, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to the Member; and

(c)    the balance, if any, to the Member.

Section 6.3    Member’s Bankruptcy. The Member shall not cease to be the Member solely as a result of the occurrence of any of the following and upon the occurrence of any such event, the business of the Company shall continue without dissolution:

(a)    the Member makes an assignment for the benefit of creditors;

(b)    the Member files a voluntary petition in bankruptcy;

(c)    the Member is adjudged bankrupt or insolvent, or has entered against it an order of relief, in any bankruptcy or insolvency proceeding;

(d)    the Member files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(e)    the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

(f)    the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the member or of all or any substantial part of its properties;

(g)    any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed; or

(h)    appointment of a trustee, receiver or liquidator of the Member.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Amendments. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted, upon the consent of the Member; provided, however, that no changes may be made to this Agreement that would have the effect of rendering the Company ineligible to document vessels under the flag of the United States with coastwise endorsements.

Section 7.2    Merger and Conversion. The Company may be merged, consolidated or converted with or into any other entity upon the consent of the Member.

Section 7.3    Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its respective heirs, legatees, legal representatives, successors, transferees and assigns.

Section 7.4    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or Member.

Section 7.5    Construction. The Member shall have the full power and authority to construe and interpret this Agreement.

Section 7.6    Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 7.7     Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

Section 7.8    Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 7.9    Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Member, Managers and officers, without regard to the principles of conflicts of laws.

Section 7.10     Pledgee’s Rights; Membership Interest to be General Intangible.

(i) Notwithstanding anything contained herein to the contrary, the Member shall be permitted to pledge or hypothecate any or all of its membership interest and percentage ownership of the Company, including all economic rights, control rights and status rights as Member, to any lender to the Company or any affiliate of the Company or to any agent acting on such lender’s behalf, and any permitted transfer of such membership interest and percentage ownership pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder. Notwithstanding anything contained herein to the contrary, subject to the terms of the financing giving rise to any pledge or hypothecation of the Member’s membership interest and percentage ownership, the lender (or agent) shall have the right, to the extent set forth in the applicable pledge or hypothecation agreement, and without further approval of the Member and without becoming a member or replacing the Member (unless such lender (or agent) elects to become a member or replace the Member), to exercise the membership voting rights of the Member granting such pledge or hypothecation. Notwithstanding anything contained herein to the contrary, and without complying with any other procedures set forth in this Agreement, upon the exercise of remedies in connection with a pledge or hypothecation, to the extent set forth in the applicable pledge or hypothecation agreement

(i) the lender (or agent) or transferee of such lender (or agent), as the case may be, shall, if it so elects, become the Member under this Agreement and shall succeed to all of the rights and powers, including the right to participate in the management of the business and affairs of the Company, and shall be bound by all of the obligations, of the Member under this Agreement without taking any further action (except as may be required by the Act) on the part of such lender (or agent) or transferee, as the case may be, and (ii) following such exercise of remedies, the Member shall cease to be a member and shall have no further rights or powers under this Agreement. The execution and delivery of this Agreement by the Member shall constitute any necessary approval of the Member under the Act to the foregoing provisions of this Section 7.10.

(ii) So long as any pledge or hypothecation of any membership interest and percentage ownership of the Company is in effect, the Company shall not elect that its membership interest or percentage ownership be treated as a “security” for purposes of, or otherwise become governed by, Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction without the consent of all pledgees of such membership interest and percentage ownership or the delivery of any applicable limited liability company certificate or control agreement necessary to perfect each such pledgee’s interests in the applicable membership interest or percentage ownership.

(iii) Notwithstanding anything contained herein to the contrary, this Section 7.10 may not be amended or modified (a) so long as any of the membership interest or percentage ownership of the Company is subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent or (b) if any of the membership interest or percentage ownership of the Company ceases to be subject to a pledge or hypothecation in connection with a secured refinancing, without the prior written consent of the contemplated successor pledgee (or any transferee thereof). Notwithstanding anything contained herein to the contrary, each recipient of a pledge or hypothecation (including any contemplated successor pledgee in connection with a refinancing) of any membership interest or percentage ownership of the Company shall be a third party beneficiary of the provisions of this Section 7.10.

EXHIBIT A

TO THE LIMITED LIABILITY COMPANY AGREEMENT

OF

GREAT LAKES DREDGE & DOCK COMPANY, LLC

MEMBER NAME AND ADDRESS	CAPITAL CONTRIBUTIONS	MEMBERSHIP INTERESTS
Great Lakes Dredge & Dock Corporation 2122 York Road, Oak Brook, Illinois 60523	$1,000.00	100%